For Immediate Release

Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson First Quarter Revenue Increases 22%
From Prior Year

Quarterly sequential growth is 8%; Company reaffirms full year guidance

NEW YORK, NY - May 5, 2005 - LivePerson, Inc. (NasdaqSC: LPSN), a provider of software solutions for online communications including sales, marketing and customer service, today announced financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter was $5.0 million, a 22% increase from the first quarter of 2004, and an 8% sequential increase versus the fourth quarter of 2004. Revenue growth was due to new sales of LivePerson’s Timpani Sales & Marketing product, sales to new small business customers, and increased revenue from existing clients.

“Our revenue growth accelerated nicely in the first quarter primarily due to the addition of new clients,” CEO Robert LoCascio stated. “We feel that our sales momentum is on track and supported by a sales pipeline with great potential.”

LivePerson added several new top-tier clients during the quarter, including two of the ten largest US financial services companies, one of Europe’s 15 largest financial services companies, as well as Hitachi, Starwood Vacations and Neteller, a secure online funds transfer provider.

Net income for the first quarter of 2005 was $0.3 million or $0.01 per share, as compared to net income of $0.3 million or $0.01 per share in the fourth quarter of 2004, and net income of $0.7 million, or $0.02 per share in the first quarter of 2004. As compared to the prior year, the Company invested more in sales and marketing, incurred higher accounting professional services fees related to Sarbanes-Oxley compliance, and was subject to a higher effective tax rate.

Earnings before interest, taxes, depreciation, amortization and non-cash compensation (EBITDA) for the first quarter of 2005 was $0.7 million as compared to $0.6 million in the fourth quarter of 2004 and $1.0 million in the first quarter of 2004.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the Company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table below.

Financial Expectations

The Company currently expects the following financial results:

•	Sequential quarterly revenue growth of 6%, to $5.2 million for Q2 2005
•	Revenue of $22.0 million for the full year 2005
•	EBITDA of $0.02 per share and GAAP EPS of $0.01 in Q2 2005
•	EBITDA of $0.11 per share and GAAP EPS of $0.05 for the full year 2005

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and non-cash compensation. The Company expects an effective tax rate of approximately 35% for 2005.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2005	2004
Total revenue	$4,954	$4,073

Operating expenses:
Cost of revenue	863	693
Product development	675	439
Sales and marketing	1,485	1,154
General and administrative	1,271	921
Amortization of other intangibles	235	179
Total operating expenses	4,529	3,386

Income from operations	425	687

Other income, net	43	12

Income before provision for income taxes	468	699

Provision for income taxes	164	-

Net income	$304	$699

Basic net income per share	$0.01	$0.02

Diluted net income per share	$0.01	$0.02

Weighted average shares outstanding used in basic net income per share calculation	37,433,446	37,010,432

Weighted average shares outstanding used in diluted net income per share calculation	39,448,922	39,385,526

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	(Unaudited)
	2005	2004
Net income in accordance with generally
accepted accounting principles	$304	$699
Add/(less):
(a) Amortization of other intangibles	235	179
(b) Non-cash compensation	-	60
(c) Depreciation	48	57
(d) Provision for income taxes	164	-
(e) Interest income, net	(43)	(12)
EBITDA (1)	$708	$983
Fully diluted EBITDA per share	$0.02	$0.02

Weighted average shares used in EBITDA per share calculation
Fully diluted	39,448,922	39,385,526

EBITDA	$708	$983
Add/(less):
Changes in operating assets and liabilities	(505)	(1,134)
Provision for doubtful accounts	30	15
Provision for income taxes	(164)	-
Deferred income taxes	152	-
Interest income, net	43	12
Net cash provided by (used in) operating activities	$264	$(124)

(1) Earnings before interest, taxes, depreciation and amortization.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
Unaudited

	March 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$12,679	$12,425
Accounts receivable, net	1,995	1,641
Prepaid expenses and other current assets	408	475
Total current assets	15,082	14,541

Property and equipment, net	378	384
Other intangibles, net	1,486	1,721
Security deposits	164	166
Other assets	364	338
Total assets	$17,474	$17,150

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$438	$262
Accrued expenses	1,199	1,666
Deferred revenue	1,432	1,330
Total current liabilities	3,069	3,258

Other liabilities	364	338

Commitments and contingencies

Total stockholders' equity	14,041	13,554
Total liabilities and stockholders' equity	$17,474	$17,150

About LivePerson
LivePerson is a provider of software solutions for online communications including sales, marketing and customer service. LivePerson’s Timpani platform enables online businesses to identify and engage the right customer with the right communication channel at the right time, thereby enhancing the online experience. Chat, marketing and selling tools, a self-service knowledgebase and email management are combined with channel matching technology, rules-based intelligence, routing and reporting, to offer clients the opportunity to increase sales, lower customer service costs and enhance the customer experience. Many among the company’s roster of more than 3,000 customers, including EarthLink, Microsoft, Hewlett Packard, Qwest, Verizon and AT&T, have reported significant savings, increased sales and high customer satisfaction using LivePerson's technologies. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and non-cash compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in a forward-looking statement: our history of losses; potential fluctuations in our quarterly and annual results; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to the operational integration of acquisitions; risks related to our international operations, particularly our operations in Israel, and the current civil and political unrest in that region; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.